Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(c) and Rule 24b-2

AMENDMENT AGREEMENT No. 1 TO LICENCE AGREEMENT

BETWEEN

CSL LIMITED

ABN 99 051 588 348

AND

ASLAN Pharmaceuticals Pte Ltd

THIS AMENDMENT AGREEMENT No. 1 is made the        day of                    2018.

BETWEEN:

(1)	CSL LIMITED incorporated and registered in Australia with ABN 99 051 588 348 of 45 Poplar Road, Parkville, Victoria, Australia, 3052 (“CSL”) and

(2)	ASLAN Pharmaceuticals Pte Ltd incorporated and registered in Singapore with company number 201007695N with registered office at 83 Clemenceau Avenue #12-03 UE Square, Singapore 239920 (“ASLAN”)

(hereinafter collectively referred to as the “Parties” and individually as a “Party”)

WHEREAS:

A.

The Parties entered into a licence agreement on 12th May 2014 in relation to ASLAN’s development of Product to Clinical Proof of Concept and potential subsequent grant of commercialisation rights in the same to third parties (“Licence Agreement”).

B.	The Parties wish to amend the Licence Agreement as set out below.

THEREFORE the Parties do hereby agree as follows:

1.	INTERPRETATION

1.1	Unless otherwise provided in this Amendment Agreement, terms used in this Amendment Agreement shall have the same meaning and construction as defined in the Licence Agreement.

2.	AMENDMENTS TO THE LICENCE AGREEMENT

2.1	In Recital (C) the word “asthma” shall be replaced with the word “atopic dermatitis”.

2.2	The definition of “CSL334” in clause 1.1 shall be deemed deleted in its entirety and replaced by the following definition:

means CSL’s proprietary anti-IL13Rα1 monoclonal antibody known as CSL334 which has the […***…] set out in Schedule 2, and any […***…] thereof, and includes any post translational modifications of such […***…] References in this Agreement to ASLAN004 are to be read as references to CSL334.

2.3	The definition of “Phase IIb Ready” in clause 1.1 shall be deemed deleted in its entirety and replaced by the following definition:

*** Confidential Treatment Requested

means Completion of clinical trials that support and immediately precede the initiation of a randomized, double blind placebo controlled study to determine the efficacy of […***…]

2.4	The existing Section 9.1.1 of the Licence Agreement shall be deemed deleted in its entirety, and replaced by the following new Section 9.1.1:

subject to the remainder of this clause, be on terms consistent with all of the terms of this Agreement, including with respect to payments due to CSL. In relation to any confidentiality obligations in a Sub-license agreement which relate solely to information not subject to obligations of confidence under a CSL Third Party Technology Agreement, ASLAN may agree for the duration of such obligations in the Sub-license agreement to be less than the duration specified in the first sentence of Section 16.3, provided that such duration must in all cases be at least […***…] from the date of disclosure of the relevant information by ASLAN;

2.5	The existing Section 16.2.3(iii) of the Licence Agreement shall be deemed deleted in its entirety, and replaced by the following new Section 16.2.3(iii):

ASLAN may disclose CSL’s Confidential Information to Third Parties for the purposes of the Licensing Program on a need to know basis, and who must be bound by similar obligations of confidentiality as contained in this Agreement, provided, however, that in relation to any confidentiality obligations which relate solely to information not subject to obligations of confidence under a CSL Third Party Technology Agreement, ASLAN may agree for the duration of such obligations to be less than the duration specified in the first sentence of Section 16.3, provided further that such duration must in all cases be at least […***…] from the date of disclosure of the relevant information by ASLAN;

2.6	The existing Section 16.3 of the Licence Agreement shall be deemed deleted in its entirety, and replaced by the following new Section 16.3:

Term of Confidentiality. The obligations of confidentiality set out in this Section 16 shall apply from the Effective Date until […***…] after the expiration or termination of this Agreement. In the case of information subject to obligations of confidence under a CSL Third Party Technology Agreement, such information shall be treated as confidential in accordance with the terms of the relevant CSL Third Party Technology Agreement.

2.7	At the end of Section 19.6.3 of the License Agreement, the word […***…] at the end shall be deleted and replaced with the following words:

[…***…]

*** Confidential Treatment Requested

[…***…]

2.8	A new Section 3.3A shall be inserted immediately after Section 3.3 of the Agreement reading as follows:

3.3A

ASLAN shall prepare and submit an updated Development Program within […***…] of the effective date of the first amendment to this Agreement, reflecting the changes to this Agreement and the Master Plan implemented by that amendment. The updated Development Program will thereafter be further updated in accordance with Section 3.3.

2.9

The existing Schedule 1 – Master Plan of the License Agreement be replaced with Schedule 1 – Master Plan attached to this Amendment Agreement No. 1. The development of Product to Clinical Proof of Concept shall be conducted in accordance with this Amendment Agreement.

2.10

Save as expressly provided or varied herein, all other terms and conditions of the Licence Agreement, and all rights and liabilities accruing before this Amendment Agreement comes into effect shall remain unaffected.

2.11	This Amendment Agreement shall be read and take effect from the date it has been executed by both parties.

[Signature page follows]

*** Confidential Treatment Requested

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement in duplicate originals by their duly authorised representative as of the date and year first above written.

Each person executing this Agreement on behalf of a Party represents and warrants his/ her capacity and authority to do so.

EXECUTED by CSL LIMITED ABN 99 051 588 348 by its duly authorised representatives	) ) ) )	/s/ Andrew Nash SVP Research September 18, 2018 /s/ Fiona Mead Company Secretary September 18, 2018

EXECUTED by ASLAN Pharmaceuticals Pte Ltd	) ) ) )	/s/ Firth, Carl CEO September 18, 2018

SCHEDULE 1

MASTER PLAN

[…***…]

*** Confidential Treatment Requested

[…***…]

*** Confidential Treatment Requested